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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

THOMAS GROUP, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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THOMAS GROUP, INC.
5221 N. O'Connor Boulevard, Suite 500
Irving, Texas 75039-3714

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 21, 2010

To our Stockholders:

        The 2010 Annual Meeting of Stockholders of Thomas Group, Inc. will be held on Monday, June 21, 2010 at 10:00 a.m., Central Daylight Time, at our corporate offices located at 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas 75039, for the following purposes:

          (1)   to elect five persons to serve as directors until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

          (2)   to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

          (3)   to amend our Amended and Restated Certificate of Incorporation to permit our Board of Directors to effect, in its discretion, a reverse stock split of our common stock at a ratio within a range from one-for-two to one-for-five at any time on or before December 31, 2010; and

          (4)   to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Our Board of Directors has set April 30, 2010 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to receive notice of and to vote on matters coming before the Annual Meeting and any adjournment or postponement of that meeting.

        We are furnishing proxy materials to our stockholders primarily over the Internet. We also are providing an option for you to vote your shares over the Internet or via a toll-free telephone number. This process expedites our stockholders' receipt of proxy materials, lowers the costs of our Annual Meeting, helps to conserve natural resources, and provides voting convenience for our stockholders. On or about May 12, 2010, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials. That Notice of Internet Availability contains instructions on how you can access our 2010 Proxy Statement and Annual Report on Form 10-K and how you can vote your shares over the Internet or via the toll-free telephone number.

        The Notice of Internet Availability also provides information on how to request a paper copy of the proxy materials, including a paper proxy card, if you so choose. If you prefer not to vote over the Internet or via telephone and you request a paper copy, you may vote in the traditional manner by signing, dating and mailing the proxy card in the envelope that will be provided upon your request.

        Stockholders are cordially invited to attend the Annual Meeting in person; however, regardless of whether you plan to attend the meeting in person, your vote is important, and we encourage you to cast your vote as promptly as possible. Your prompt response is necessary to ensure that your shares are represented at the meeting.

By Order of the Board of Directors,
MICHAEL E. McGRATH Executive Chairman, President and Chief Executive Officer

Irving, Texas
April       , 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2010:

Our Proxy Statement and Annual Report on Form 10-K are available free of charge at
www.edocumentview.com/TGIS.

THOMAS GROUP, INC.
5221 N. O'Connor Boulevard
Suite 500
Irving, Texas 75039-3714

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 21, 2010

 GENERAL INFORMATION ABOUT THE MEETING

Solicitation of Proxies

        Thomas Group, Inc. is furnishing you this proxy statement on behalf of its Board of Directors to solicit proxies in connection with the Annual Meeting of Stockholders to be held on June 21, 2010 at 10:00 a.m., Central Daylight Time, at our corporate offices located at 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas 75039.

Internet Availability of Proxy Materials

        We are making this proxy statement and our annual report on Form 10-K available to our stockholders primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. We believe that this process expedites our stockholders' receipt of proxy materials, lowers the costs of the Annual Meeting and helps to conserve natural resources.

        This proxy statement and our annual report on Form 10-K are available free of charge for viewing or printing at www.edocumentview.com/TGIS.

        On or about May 12, 2010, we are mailing to each stockholder a Notice of Internet Availability of Proxy Materials. That Notice of Internet Availability contains instructions on how you can access and review the proxy materials, including your proxy card, on the Internet. You have the option to vote your shares over the Internet or via a toll-free telephone number. The Notice of Internet Availability contains instructions on how you can vote your shares in either of these manners. Voting authorizations submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 20, 2010.

        If you receive a Notice of Internet Availability by mail, you will not receive a paper copy of the proxy materials unless you request one. The Notice of Internet Availability contains instructions on how you can request and receive a paper copy of those documents, including a paper proxy card, free of charge. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

        If you prefer not to vote over the Internet or via telephone and you request a paper copy of the proxy materials and proxy card, you may vote in the traditional manner by signing, dating and mailing the proxy card in the envelope that will be provided upon your request.

        If your shares are held in "street name" by a bank or brokerage firm, your bank or brokerage firm may provide you with a Notice of Internet Availability. Follow the instructions on that Notice of Internet Availability to access our proxy materials and vote online or to request a paper copy of our proxy materials. If you received these materials in paper form, the materials include a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

 Matters to be Acted Upon at the Meeting

        As stated in the notice to which this proxy statement is attached, the following matters are to be acted upon at the Annual Meeting:

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  the election to the Board of Directors of five persons to serve as directors until our 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

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  the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

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  the amendment of our Amended and Restated Certificate of Incorporation to permit our Board of Directors to effect, in its discretion, a reverse stock split of our common stock at a ratio within a range from one-for-two to one-for-five at any time on or before December 31, 2010; and

  •
  the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Management does not intend to present any business at the Annual Meeting for a vote, other than the matters in the notice, and has no information that others will do so. If other matters requiring a vote of the stockholders are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them according to their judgment on those matters.

Record Date and Shares Outstanding

        Our Board of Directors has established April 30, 2010 as the record date. All holders of record of shares of our common stock, par value $.01 per share, at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 27, 2010, we had outstanding 10,607,765 shares of common stock. Each share of common stock is entitled to one vote.

Quorum and Voting

        The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote as of the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker "non-votes" will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker "non-votes" occur when a broker or other nominee does not have discretionary authority to vote the shares with respect to a particular matter and has not received voting instructions from the beneficial holder with respect to that matter. If a quorum is not present, stockholders entitled to vote and present either in person or represented by proxy at the Annual Meeting have the power to adjourn the meeting from time to time without notice until a quorum is present or represented. In that case, the persons named in the accompanying form of proxy intend to vote the shares represented by the proxies held by them for an adjournment. If your shares of common stock are withheld in the election of the nominees for director, however, the proxy holders will not use their discretion to vote your shares in favor of any adjournment or postponement of the Annual Meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

        A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present, is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the five persons receiving the greatest number of votes cast at the Annual Meeting will be elected to serve as directors. Thus, abstentions and broker "non-votes" will not affect the outcome of the election of directors.

        A majority of the votes of outstanding shares of common stock is required to approve the amendment to our Amended and Restated Certificate of Incorporation. In accordance with Delaware law, abstentions will have the same effect as a vote against the proposal. Although counted for quorum purposes, in accordance with Delaware law, broker "non-votes" will not be treated as votes cast, however since the amendment proposal requires the affirmative vote of a majority of the stock outstanding, they will have the same effect as a vote against the proposal.

        A majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present, is required to ratify the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2010. In accordance with Delaware law, abstentions will have the same effect as a vote against the proposal. Although counted for quorum purposes, in accordance with Delaware law, broker "non-votes" will not be treated as votes cast and will therefore not affect the outcome of the ratification of the appointment of independent registered public accountants.

Voting by Proxy

        The shares of common stock represented by each valid proxy will be voted in accordance with the instructions given on the proxy. If a valid proxy for a registered holder is received but no instructions are indicated, the proxy will be voted as follows:

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  FOR the five nominees to our Board of Directors named in this proxy statement;

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  FOR the ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2010;

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  FOR the amendment of our Amended and Restated Certificate of Incorporation to permit our Board of Directors to effect, in its discretion, a reverse stock split of our common stock at a ratio within a range from one-for-two to one-for-five at any time on or before December 31, 2010; and

  •
  at the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting.

        Any stockholder has the unconditional right to revoke his or her proxy at any time before it is voted. Any proxy given may be revoked by (1) providing a written notice of revocation duly signed and delivered to our Secretary prior to the voting of the proxy, (2) executing a later-dated proxy, or (3) voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a later-dated proxy will not constitute revocation of a proxy).

Expenses of Proxy Solicitation

        We will pay the expenses of this proxy solicitation. In addition to the solicitation by mail, some of our officers and regular employees may solicit proxies personally or by telephone, if deemed necessary. We will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares, which are held of record by the brokers and fiduciaries, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. We may elect to hire a proxy solicitor to solicit proxies for the Annual Meeting. We estimate the fees and expenses of a proxy solicitor, if any is retained, to be approximately $5,000.

PROPOSAL NUMBER 1—ELECTION OF DIRECTORS

        Our Bylaws provide that the number of directors that shall constitute the entire Board of Directors shall not be less than one and shall be fixed from time to time exclusively by the Board of Directors. The Board of Directors has set the number of directors at five. The five nominees for director listed below will stand for election at the 2010 Annual Meeting of Stockholders for a one year term to hold office until their respective successors are duly elected and qualified or until their earlier resignation or removal. Four of the nominees for director, Gen. John T. Chain, Jr. and Messrs. Edward P. Evans, Dorsey R. Gardner and David B. Mathis, are "independent" in accordance with the rules of The NASDAQ Stock Market.

        The following table sets forth certain information as to the nominees for directors.

Name	Age	Positions and Offices	Director Since
Michael E. McGrath	60	Executive Chairman, President & CEO	2008
John T. Chain, Jr.	75	Director	1995
Edward P. Evans	68	Director	2005
Dorsey R. Gardner	67	Director	2005
David B. Mathis	72	Director	1998

        The following biographical information is furnished with respect to each person who is a nominee for election as a director at the 2010 Annual Meeting of Stockholders. Each such person also currently serves as one of our directors.

        Michael E. McGrath, 60, has served as our President, CEO and Secretary since December 21, 2009 and has served as a member of our Board of Directors and as Executive Chairman since February 2008. Mr. McGrath has served as a member of the board of directors of i2 Technologies, Inc., a publicly traded supply chain software company, from September 2004 through May 2008 and as its chief executive officer and president from February 2005 through July 2007. In 1976, Mr. McGrath co-founded Pittiglio Rabin Todd & McGrath (PRTM), a leading management consulting firm to technology-based companies. He spent 28 years leading PRTM, retiring in July 2004. In addition to the i2 Technologies board of directors, Mr. McGrath served on the board of directors of Entrust, Inc. (ENTU) from February 2007 until the company was sold in July 2009, and as Chairman of the Board from November 2008 until July 2009. He also served on the board of Sensable Technologies from before 2000 until March 2009. He currently serves on the Board of York Hospital and the Aidmatrix Foundation. Prior to co-founding PRTM, Mr. McGrath worked for PricewaterhouseCoopers, Texas Instruments and McCormack & Dodge. Our Board of Directors believes that Mr. McGrath is well qualified to serve as a director due to his position as our Executive Chairman, President and Chief Executive Officer, which provides the Board of Directors with intimate knowledge of our day-to-day operations. Furthermore, Mr. McGrath brings to the Board of Directors a wealth of leadership and consulting industry expertise as a result of his prior experience leading a management consulting company and a larger public company in a turn-around scenario.

        General (Retired) John T. Chain, Jr., 75, has served as a member of our Board of Directors since May 1995. He previously served as the Chairman of our Board of Directors from May 1998 until February 2008. He served as an Executive Vice President of Burlington Northern Santa Fe Corporation from 1991 to 1995 and as Special Assistant to the Chairman of Burlington Northern from November 1995 to March 1996. He served as the President of Quarterdeck Equity Partners, Inc., an investor in the aerospace industry, from June 1996 to June 2001. General Chain has served as a member of the boards of directors of ConAgra Foods, Inc., Northrop Grumman Corporation, Reynolds American Corporation, RJR Nabisco, Inc., Nabisco Group Holdings Corp. and Kemper Insurance. From 1986 to 1991, he served as a General (Commander-in-Chief, the Strategic Air Command) in the United States Air Force. Our Board of Directors believes that Gen. Chain is well qualified to serve as a director due to his extensive and diverse leadership experiences, including senior leadership roles in the United States Air Force and as a director of several large public companies. Furthermore, our Board of Directors believes that Gen. Chain's significant holdings of our outstanding common stock and his long tenure as a member of our Board of Directors demonstrate his commitment to the success of our company.

        Edward P. Evans, 68, has served as a member of our Board of Directors since February 2005. Since 2004, Mr. Evans has been primarily engaged in personal business interests and investments. Mr. Evans serves as a member of the board of directors of HBD Industries, Inc., a manufacturer and supplier of a diverse line of general-purpose and application-engineered industrial products. In addition, Mr. Evans has been Chairman and CEO of MacMillian, Inc., Missouri Portland Cement Company, Fansteel, Inc. and H.K. Porter, Inc. Our Board of Directors believes that Mr. Evans is well qualified to serve as a director due to his substantial and diverse business and investment experience, including his previous executive positions with several larger operating businesses. Furthermore, our Board of Directors believes that Mr. Evans's significant holdings of our outstanding common stock and his active prior involvement as a member of our Board of Directors demonstrate his commitment to the success of our company.

        Dorsey R. Gardner, 67, has served as a member of our Board of Directors since June 2005. Mr. Gardner currently serves as President of Kelso Management Company, Inc., an investment management company, since January 2005. Mr. Gardner was also a General Partner at Hollybank Investments, LP, Thistle Investments, LP and Gattonside Investments, LLC (each a private investment fund) from 1994, 1999 and 2000, respectively, until 2002. Prior to 1994, Mr. Gardner spent 15 years at Fidelity Management & Research, including as a Vice-President from 1972 to 1980. Mr. Gardner serves as a member of the board of directors of Otologics, LLC, Crane Company and Echo Nest. Our Board of Directors believes Mr. Gardner is well qualified to serve as a director due to his strong financial expertise gained from his financial leadership roles in a variety of private investment funds, his service as a director of several larger operating businesses and his active prior involvement as the financial expert on the Audit Committee of our Board of Directors.

        David B. Mathis, 72, has served as a member of our Board of Directors since August 1998. He has served as Chairman of the Board and Chief Executive Officer of Kemper Insurance Companies, which has operations in commercial and personal insurance, risk management, and reinsurance, from 1990 to 2003, and remains as Chairman. Mr. Mathis has had a long career with Kemper since 1960 that has included executive assignments with both Kemper Insurance Companies and as Chief Executive Officer and Chairman of Kemper Corporation, its former publicly-owned affiliate. Mr. Mathis also serves on the board of directors of The Mosaic Company. Our Board of Directors believes Mr. Mathis is well qualified to serve as a director due to his broad range of business skills and experiences, particularly in the areas of financial and risk management, as well as his extensive senior executive leadership and management experiences at Kemper Insurance Companies, his service as a director of a larger operating company and his previous service on our Board of Directors.

        While it is not anticipated that any of the nominees will be unable to serve, if any nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.

        The Board of Directors unanimously recommends that you vote FOR election of each of the five nominees. Proxies properly executed, dated and returned will be so voted unless contrary instructions are indicated on the proxy card.

 CORPORATE GOVERNANCE

Corporate Governance Materials

        We are committed to good corporate governance and to effective communication with our stockholders. The roles, duties and responsibilities of each committee of our Board of Directors are summarized below. To ensure that our stockholders have access to our governing documents, we provide copies of our Certificate of Incorporation, Bylaws, Code of Business Conduct and Ethics and the charters of our Compensation and Corporate Governance Committee and our Audit Committee on our website or to any stockholder who requests them by writing to our Investor Relations Department at 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas 75039-3714. Please see the Corporate Governance section of the Company Information page of our website at www.thomasgroup.com for future updates to these documents. Information contained on our website is not incorporated into this proxy statement and does not constitute a part of this proxy statement.

Board of Directors; Director Independence

        Our Board of Directors currently consists of five members, each of whom will stand for reelection at our 2010 Annual Meeting of Stockholders. Our Board of Directors has determined that four of our five directors, John T. Chain, Jr., Edward P. Evans, Dorsey R. Gardner and David B. Mathis, are independent in accordance with the rules of The NASDAQ Stock Market.

Board Leadership

        The roles of Chairman and Chief Executive Officer have been combined beginning in December 2009. Our Board of Directors has not appointed a Lead Director. Our Board of Directors periodically reviews this structure for continued appropriateness.

Risk Oversight

        The risks facing Thomas Group change rapidly and must be the attention of all members of our Board of Directors and its committees, as well as management. For example, our Board of Directors as a whole must review enterprise risk when making decisions regarding our strategies, budgets and financial activities. The Audit Committee of our Board of Directors also has an essential role in reviewing specific financial and operational risks and management issues. The Charter of the Audit Committee requires that the Audit Committee discuss with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Compensation and Corporate Governance Committee of our Board of Directors must actively assess the risks associated with executive and employee compensation plans. All four of our independent directors currently serve on both the Audit Committee and the Compensation and Corporate Governance Committee. This position provides them a broad view of the operations of the Company and enables them to assess and oversee the risks that we face.

        Each member of our executive management team shares in the responsibility of risk assessment and management. In that role, each member of our management team has direct access to our Board of Directors and its committees to ensure a full and complete communication of risk issues. For example, the Audit Committee routinely meets with the Chief Financial Officer. Meetings of the Compensation and Corporate Governance Committee routinely include the Vice President of Human Resources.

 Board Meetings, Annual Meeting Attendance and Executive Sessions

        During 2009, our Board of Directors met nine times and acted several times by unanimous written consent. Each director attended 100% of these Board of Directors meetings. Other than Mr. Evans, who attended 50% of the meetings of the Audit Committee on which he served, each director attended 100% of the meetings of each committee on which he served. Members of our Board of Directors may attend our Annual Meeting. Last year, other than Mr. McGrath, none of the members of the Board of Directors attended our Annual Meeting, but each participated telephonically in a Board of Directors meeting immediately following the Annual Meeting.

        Each regularly scheduled meeting of the Board of Directors includes an executive session in which the Board meets without non-members present. At the option of the independent members of the Board of Directors, the Board may meet in these executive sessions without the presence of the Executive Chairman.

Board Committees

        Our Bylaws authorize the Board of Directors to appoint such committees as it deems advisable, with each committee having the authority to perform duties determined by the Board of Directors.

        Our Board of Directors currently has two standing committees, to which it has delegated certain duties and responsibilities. The two standing committees are the Audit Committee and the Compensation and Corporate Governance Committee.

  Audit Committee

        General Chain and Messrs. Evans, Gardner and Mathis are the current members of the Audit Committee of our Board of Directors. Mr. Mathis became a member of the Audit Committee in 1998. Mr. Evans and Mr. Gardner became members of the Audit Committee in 2005. General Chain became a member of the Audit Committee in 2008. Mr. Gardner serves as Chairman of the Audit Committee. The Audit Committee met four times during 2009.

        The Audit Committee monitors and makes recommendations to our Board of Directors on matters pertaining to our financial management. Among others, the Audit Committee has the following duties and responsibilities:

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  monitoring the adequacy and effectiveness of the internal and external audit functions, control systems, financial accounting and reporting;

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  appointing and monitoring the performance of our independent auditors;

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  reviewing and pre-approving audit and non-audit services provided by our independent auditors;

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  discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

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  investigating any matters brought to its attention within the scope of its duties; and

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  overseeing adherence to applicable legal, ethical and regulatory requirements.

        For more information about our Audit Committee, see the "Report of the Audit Committee of the Board of Directors" below in this proxy statement. The Audit Committee operates pursuant to a charter that was amended and restated by our Board of Directors in February 2009. This charter is available in the Corporate Governance section of the Company Information page of our website at www.thomasgroup.com.

        Our Board of Directors has determined that each member of the Audit Committee who served during 2009 is "independent" as defined under NASDAQ Marketplace Rule 5605(a)(2), meets the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as well as the requirements of NASDAQ Marketplace Rule 5605(c)(2), including a determination that each member is financially literate. Our Board of Directors has determined that Mr. Gardner qualifies as a "financial expert" as defined by the rules of the Securities and Exchange Commission.

  Compensation and Corporate Governance Committee

        General Chain and Messrs. Evans, Gardner and Mathis are the current members of the Compensation and Corporate Governance Committee of our Board of Directors. Mr. Mathis became a member of the Compensation and Corporate Governance Committee in 1998. Mr. Evans and Mr. Gardner became members of the Compensation and Corporate Governance Committee in 2005. General Chain became a member of the Compensation and Corporate Governance Committee in 2008. Mr. Evans serves as Chairman of the Compensation and Corporate Governance Committee. The Compensation and Corporate Governance Committee met four times during 2009.

        The Compensation and Corporate Governance Committee functions as both our compensation committee and our nominating committee and has, among others, the following duties and responsibilities:

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  reviewing and evaluating candidates for election to our Board of Directors;

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  recommending to our Board of Directors all committee assignments;

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  establishing an executive compensation policy, including the determination of annual and long-term compensation of our executive officers and certain other non-officer employees;

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  granting awards pursuant to our equity incentive plans; and

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  reviewing the compensation of directors and members of committees of our Board of Directors.

        In the course of fulfilling its duties regarding compensation matters, the Compensation and Corporate Governance Committee works with the Chief Executive Officer to review and make recommendations to the Board of Directors regarding general compensation goals and guidelines for non-officer employees and the criteria by which bonuses for non-officer employees are determined. Although the Compensation and Corporate Governance Committee may delegate to one or more officers designated by the Compensation and Corporate Governance Committee the authority to make equity compensation grants to eligible non-officers, subject to certain restrictions and reporting obligations, currently it has not done so.

        When evaluating director nominees, the Compensation and Corporate Governance Committee generally seeks to identify individuals with diverse, yet complementary backgrounds. Although we have no formal policy regarding diversity, the Compensation and Corporate Governance Committee considers both the personal characteristics and experience of director nominees, including each nominee's independence, skills, expertise, time availability, and industry backgrounds. The Compensation and Corporate Governance Committee believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields. In addition to business expertise, the Compensation and Corporate Governance Committee requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders.

        When seeking candidates for director, the Compensation and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective candidate, the Compensation and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Compensation and Corporate Governance Committee may also ask the candidate to meet with management. If the Compensation and Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board of Directors that the candidate be appointed or elected. The Board of Directors, upon evaluation and review of the candidates recommended by the Compensation and Corporate Governance Committee, will determine whom to recommend to the stockholders for election at an annual meeting of stockholders.

        In determining overall compensation for a specific officer, the Compensation and Corporate Governance Committee considers many factors, including the responsibilities and scope of the officer's particular position, his or her experience and performance in that position, the recent compensation history of the officer (including any special or unusual compensation payments), the period of time since his or her last increase in total compensation, the expected value of the officer's contribution to our future success and growth, the compensation levels of all employees to ensure internal pay equity is preserved, executive compensation at certain other companies to ensure that our compensation levels are competitive and our recent overall financial and business performance.

        The Compensation and Corporate Governance Committee operates pursuant to a charter that was amended and restated by our Board of Directors in April 2009. This charter is available in the Corporate Governance section of the Company Information page of our website at www.thomasgroup.com.

        Our Board of Directors has determined that all of the members of the Compensation and Corporate Governance Committee who served during 2009 are "independent" as defined under NASDAQ Marketplace Rule 5605(a)(2). Our Board of Directors also has determined that each of Messrs. Evans, Gardner and Mathis is an "outside director," as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Stockholder Nominations for Directors

        Our Bylaws provide that a stockholder may nominate a person for election as a director at an annual meeting of stockholders if written notice of the stockholder's intent to make the nomination has been given to our Secretary not less than 30 days but not more than 60 days prior to the stockholder meeting, or, if later, the tenth day following the first public announcement of the date of the annual meeting of stockholders.

        This Bylaw provision also requires that any such notice set forth, among other things, the name and address of the stockholder giving the notice, as it appears on our books and records, and the class and number of shares of our capital stock owned by such stockholder. The notice must also contain such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Compensation and Corporate Governance Committee of the Board of Directors. Such notice must also be accompanied by the written consent of the proposed nominee to the naming of that person in the proxy statement for such year's annual meeting as a nominee and to serve as a director if elected. If the chairman of the annual meeting of stockholders determines that a nomination has not been made in accordance with these procedures, the chairman will so declare to the annual meeting of stockholders and the defective nomination will be disregarded. No stockholder has nominated a candidate for election to the Board of Directors at the annual meeting.

        If a stockholder meets the requirements and follows the procedures of the Bylaws to propose a nominee, the Compensation and Corporate Governance Committee will determine whether such proposed nominee holds qualifications necessary to serve as a member of the Board of Directors. The Compensation and Corporate Governance Committee will evaluate nominees proposed by stockholders using the same criteria for evaluating nominees referred by management or any other director.

        The Board of Directors, upon evaluation and review of the candidates recommended by the Compensation and Corporate Governance Committee, will determine whom to recommend to the stockholders for election at an annual meeting of stockholders. The Board of Directors uses the same criteria for evaluating nominees recommended by stockholders as for those referred by management or any other director. We do not pay and do not anticipate paying any fees to third parties for identifying or evaluating candidates for director.

Stockholder Communications with Directors

        Stockholders may communicate with any and all members of the Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of Director(s)
c/o Secretary
Thomas Group, Inc.
5221 N. O'Connor Boulevard, Suite 500
Irving, Texas 75039-3714
Fax: (972) 443-1742

        The Secretary will forward all communications to the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Secretary may, in his or her discretion, forward only representative correspondence.

Code of Ethics

        We have adopted a "code of ethics," as defined in Item 406(b) of Regulation S-K. Our code of ethics, known as our Code of Business Conduct and Ethics, applies to all our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and also applies to all members of our Board of Directors. We have posted our Code of Business Conduct and Ethics in the Corporate Governance section of the Company Information page of our website at www.thomasgroup.com. In addition, we intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K by posting such information on our website, www.thomasgroup.com.

 Compensation Committee Interlocks and Insider Participation

        No member of the Compensation and Corporate Governance Committee is or has been an officer or employee of us or any of our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on our Compensation and Corporate Governance Committee. None of our executive officers served as a director of another corporation, one of whose executive officers served on our Compensation and Corporate Governance Committee. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following biographical information is furnished with respect to each person who currently serves as one of our executive officers but does not serve on our Board of Directors. The information includes present position with the company, period served as officer, and other business experience.

        Frank W. Tilley, 64, has served as our Interim Chief Financial Officer and Vice President since April 2008. In addition to this role at Thomas Group, Mr. Tilley is a member of the executive services firm Tatum LLC, a national firm which provides financial and technology executives for other organizations on a permanent, interim or part-time basis. Mr. Tilley has been with Tatum for more than five years and, while there, has completed a number of consulting assignments as well as served as interim chief financial officer for ATI Acquisition Company and its subsidiaries, an Arlington, Texas based education company, and as interim chief financial officer of Carreker Corporation, an enterprise software and consulting firm in Dallas, Texas. Prior to joining Tatum, Mr. Tilley served as Director of Finance (principal financial officer) of DiCon Fiberoptics, Inc., a Richmond, California based major manufacturer of passive fiberoptic components for the telecommunications industry. Prior to his work at DiCon, Mr. Tilley served as Chief Financial Officer and Executive Vice President of Sentry Group Services, Inc., a Fort Worth, Texas based funeral home and cemetery company. Previously he served as an independent consultant and held several positions with JPMorgan Chase Bank and predecessors in Dallas, Texas.

        Robin Stacey, 59, has served as our Vice President—Human Resources since June 2008. Ms. Stacey previously served as Principal of HR Alternatives, a human resources consulting firm, from October 2007 through June 2008. She served as Vice President—Human Resources of i2 Technologies, a supply chain software company, from January 2006 to October 2007, and as Senior Director—Human Resources of Inovis Corporation, a provider of on-demand Business Community Management (BCM) solutions that empower companies to transact, collaborate and optimize communications with every facet of their business communities, from 2001 to December 2004.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock, par value $0.01 per share, as of April 27, 2010, by:

  •
  each of our directors;

  •
  each executive officer named in the Summary Compensation Table on page 13;

  •
  all of our executive officers and directors as a group; and

  •
  all persons who are known by us to be beneficial owners of 5% or more of our outstanding common stock.

Name and Address of Beneficial Owner	Shares Owned(1)		Percent of Class
John T. Chain, Jr.**	3,242,931		31.0%
Edward P. Evans**	3,903,307	(2)	37.3%
Dorsey R. Gardner**	370,320		3.5%
David B. Mathis**	16,879		*
Michael E. McGrath**	250,000	(3)	2.4%*
Frank W. Tilley**	0		*
Robin R. Stacey**	0		*
Earle Steinberg, 313 Gentilly Place, Houston, Texas 77024	50,000		*
All Directors and Executive Officers as a Group (8 persons)	7,833,437		73.9%
Additional 5% or more Beneficial Owners
Goldman Capital Management, Inc., 320 Park Avenue, New York, NY 10022	849,460	(4)	8.1%

*
Indicates less than one percent (1%)

**
c/o Thomas Group, Inc., 5221 N. O'Connor Blvd, Suite 500, Irving, TX 75039

(1)
Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined according to Rule 13d-3 of the Securities Exchange Act of 1934, as amended. The percentages shown are calculated based on 10,607,765 shares of common stock outstanding on April 27, 2010. Except as otherwise noted, the numbers and percentages shown include the shares actually owned as of April 27, 2010, and the shares that the identified person or group has the right to acquire within 60 days after that date. In calculating the percentage ownership, all shares that the identified person or group has the right to acquire within 60 days after April 27, 2010 upon exercise of options are deemed to be outstanding for the purpose of computing the percentage of shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares owned by any other person or group.

(2)
Consists of 3,107,789 shares held directly by Mr. Evans; 427,268 shares held by the Edward P. Evans Foundation; 128,250 shares held by Fiduciary Trust Co. International, custodian for the Edward P. Evans IRA; and 240,000 shares held by Mr. Evans, custodian for Merrick Gillies UGMA MA. Power to vote or dispose of shares held by the Edward P. Evans Foundation, Fiduciary Trust Co. International, custodian for the Edward P. Evans IRA, and Mr. Evans, custodian for Merrick Gillies UGMA MA, is held by Mr. Evans.

(3)
Excludes 121,334 shares granted in 2008 as a performance based award for 2010 under the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc. Such award was cancelled on

  March 10, 2010 by mutual agreement. On March 9, 2010, an award entitling Mr. McGrath to receive up to an aggregate of 600,000 shares of restricted stock was granted to Mr. McGrath with vesting of 150,000 shares at the end of each calendar quarter, contingent upon his being employed by the company at the end of such calendar quarter. On March 31, 2010, the first 150,000 shares vested and were issued to Mr. McGrath.

(4)
As reported by Yahoo!Finance as of April 27, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires certain officers and directors and any persons who own more than 10% of our common stock outstanding to file forms reporting their initial beneficial ownership of shares and subsequent changes in that ownership with the Securities and Exchange Commission. Based on our review of such forms furnished to us and written representations from reporting persons, we believe that during 2009 all of such reporting persons complied with the Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation information with respect to the 2009 and 2008 fiscal years for (i) the two persons who served as our Chief Executive Officer during 2009 and (ii) the two other persons who were serving as our most highly compensated executive officers at the end of the 2009 fiscal year.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)
Michael E. McGrath(2)	2009	330,000	—	(366,929)	—	—	—	—	(36,929)
Executive Chairman, President	2008	287,692	69,283	707,929	—	—	—	—	1,064,904
and Chief Executive Officer	2007	—	—	—	—	—	—	—	—
Earle Steinberg	2009	496,247	—	(218,103)	—	—	—	28,638	306,782
Former President and	2008	416,821	113,595	373,541	—	—	—	9,761	913,718
Chief Executive Officer	2007	—	—	—	—	—	—	—	—
Frank W. Tilley(4)	2009	294,000	—	—	—	—	—	5,194	299,194
Interim Chief Financial Officer,	2008	203,916	—	—	—	—	—	4,126	208,042
Vice President	2007	—	—	—	—	—	—	—	—
Robin R. Stacey	2009	160,000	—	—	—	—	—	1,547	161,547
Vice President, Human	2009	83,077						586	83,663
Resources	2007	—	—	—	—	—	—	—	—

(1)
The amounts in columns (e) and (f) reflect the aggregate grant date fair value of equity-based awards pursuant to our equity compensation plans determined in accordance with ASC 718, Stock Compensation. These multi-year equity incentive plan awards were made in March 2008 for the years 2008, 2009 and 2010 for Michael E. McGrath and for the years 2008, 2009, 2010 and 2011 for Earle Steinberg with a predetermined number of shares each year. The vesting for each year was subject to meeting or exceeding minimum performance criteria to be set by the Board of Directors in the first quarter of each applicable year. Under ASC 718, Stock Compensation, the applicable expense is determined each year based on the closing price for our stock on the date (the "grant date") when the performance criteria is set by the Board of Directors for that year.

In December 2009, we determined that the Company would not achieve the annual profit goal for 2009 that was required for Mr. McGrath's performance share award to vest with respect to 2009. It was also determined to be highly unlikely that the Company will meet the minimum profitability target required in 2010 for the "catch up" provision of Mr. McGrath's performance share award for 2008 and 2009 to be effective. Since we determined that the "catch up" performance targets were unlikely to be achieved in 2010, the previously recognized stock based compensation cost for Mr. McGrath for 2008 and 2009 was reversed in December 2009. Subsequent to year end on March 10, 2010 and with the consent of Mr. McGrath, the Compensation and Corporate Governance Committee of our Board of Directors cancelled all of Mr. McGrath's performance share award granted in 2008.

  Effective December 21, 2009, Earle Steinberg was removed by the Board of Directors from his role as CEO and President. He is no longer eligible for any outstanding performance stock awards as of his termination date, which is not later than June 21, 2010. All previously recognized stock based compensation cost related to his performance based awards for 2008 and 2009 was reversed in December 2009 and all of the performance share awards will be cancelled upon his termination.

(2)
On December 21, 2009, Mr. McGrath, our Executive Chairman, assumed the additional roles of President and Chief Executive Officer. In connection therewith, Mr. McGrath agreed to increase his time commitment to the company from up to one-third of his time to substantially full time at his then existing salary of $330,000 per year.

(3)
The 2009 amounts for Mr. Steinberg include an auto allowance of $12,000 and severance paid of $15,753 in 2009. The 2008 amounts for Mr. Steinberg represent an auto allowance of $9,671.

The 2009 amounts for Mr. Tilley represent a medical insurance allowance of $2,994 and 401(k) plan matching contributions of $2,200. The 2008 amounts for Mr. Tilley represent a medical insurance allowance of $2,076 and 401(k) plan matching contributions of $2,050.

(4)
Mr. Tilley joined Thomas Group on April 25, 2008. He is a member of Tatum LLC, an executive services firm which provides full-time, part-time, and interim executives for organizations. In addition to Mr. Tilley's compensation as shown above, Tatum LLC received an additional fee of $126,000 and $87,341 for Mr. Tilley's services to Thomas Group in 2009 and 2008, respectively. His ownership interest in Tatum LLC was less than 0.082% in 2008 and 2009. In connection with the hiring of Mr. Tilley, we entered into an executive services agreement with Tatum LLC. The executive services agreement, and Mr. Tilley's employment by the company, may be terminated by the company with 30 days prior notice.

Effective January 1, 2010, Tatum LLC and Thomas Group entered into an amended agreement for Mr. Tilley's services as Interim Chief Financial Officer. This agreement temporarily reduced, for a period of six months ending June 30, 2010, Mr. Tilley's compensation to $20,000 per month and reduced the additional fee paid to Tatum LLC to $8,752 per month. At the end of January 2010, Tatum LLC was sold and Mr. Tilley ceased to hold any ownership interest in that firm.

Compensation Consultants

        Neither we nor our Board of Directors has employed a compensation consultant for 2007, 2008 or 2009. The Compensation and Corporate Governance Committee under its charter has the sole authority to retain and terminate any compensation advisory firm engaged to assist in developing compensation programs for our officers and employees, including the sole authority to approve any compensation advisory firm's fees and other retention terms.

Outstanding Equity Awards at Fiscal Year-End 2009

        The following table sets forth certain information with respect to equity awards outstanding at December 31, 2009:

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(2)
Michael E. McGrath,	—	—	—	—	—	—	—	350,000	$217,000
Executive Chairman, President, and Chief Executive Officer(1)
Frank W. Tilley,	—	—	—	—	—	—	—	—	—
Interim Chief Financial Officer and Vice President
Earle Steinberg,	—	—	—	—	—	—	—	380,000	$235,600
Former President and Chief Executive Officer(3)
Robin R. Stacey,	—	—	—	—	—	—	—	—	—
Vice President, Human Resources

(1)
On March 1, 2008, in connection with his initial appointment as Executive Chairman, the Compensation and Corporate Governance Committee granted Michael E. McGrath a performance share award entitling Mr. McGrath to receive up to 350,000 shares of our common stock if certain conditions related to our profitability are satisfied over a three year period. The performance share award was granted pursuant to the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc. The 350,000 shares identified in this table reflects the total number of shares that would have vested under the awards if the applicable performance targets were achieved in each of 2008, 2009 and 2010. The performance targets for 2008 and 2009 were not achieved in those years, but those portions of the award were subject to a "catch up" provision in 2010. On March 9, 2010, the entire award relating to all three years was cancelled by mutual agreement of Mr. McGrath and the Compensation and Corporate Governance Committee. See also Footnote 1 to the Summary Compensation Table above.

(2)
The value of the unvested equity incentive plan awards was calculated at $0.62 per share, the closing price on December 31, 2009 as reported on The Nasdaq Capital Market.

(3)
On March 4, 2008, in connection with his initial appointment as President and Chief Executive Officer, the Compensation and Corporate Governance Committee granted Earle Steinberg a performance share award entitling Mr. Steinberg to receive up to 380,000 shares of our common stock if certain conditions related to our profitability are satisfied over a four year period. The performance share award was granted pursuant to the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc. The 380,000 shares identified in this table reflect the total number of shares that would have vested under the award if the applicable performance targets were achieved in each of 2008, 2009, 2010 and 2011. Effective December 21, 2009, Earle Steinberg was removed by the Board of Directors from his role as CEO and President and given notice that his employment would be terminated. As of his employment termination date, which will be not later than June 21, 2010, the entire award will terminate without any shares having been issued to Mr. Steinberg under this award. See also Footnote 1 to the Summary Compensation Table above.

        No executive officer other than Mr. McGrath and Mr. Steinberg had any equity awards outstanding at December 31, 2009.

Director Compensation

        Directors who also are employees are not paid any fees or other compensation for service as members of the Board of Directors or any of its committees. Mr. McGrath, our Executive Chairman of the Board, was the only director who was an employee of Thomas Group during 2009, and his compensation is included below in the Summary Compensation Table. During 2009, each of our non-employee directors received an annual cash retainer of $12,500. Payments previously were made to all non-employee directors quarterly at the rate of $6,250 per quarter; however, as of July 1, 2009, all director retainer payments were suspended. Directors also received reimbursement for out-of-pocket expenses incurred in connection with their service on the Board of Directors.

Director Compensation Table

        The following table sets forth certain information with respect to our non-employee director compensation during the fiscal year ended December 31, 2009.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
John T. Chain, Jr.	$12,500	—	—	—	—	—	$12,500
Edward P. Evans	$12,500	—	—	—	—	—	$12,500
Dorsey R. Gardner	$12,500	—	—	—	—	—	$12,500
David B. Mathis	$12,500	—	—	—	—	—	$12,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since the beginning of 2009, we have not been a participant in any transaction that involved more than $120,000 and in which any executive officer, director, nominee for director, 5% stockholder or any of their immediate family members had or will have a direct or indirect material interest. The preceding statement does not address compensation paid in connection with employment or service as a member of our Board of Directors.

        We believe that all transactions between us and our officers, directors, nominees, principal stockholders and other affiliates have been on terms no less favorable to us than could be obtained from unaffiliated third parties.

        While we have no formal written policy regarding review of related party transactions, the Audit Committee of our Board of Directors reviews all related party transactions for potential conflict of interest situations on an ongoing basis and approves any such transactions, including those types of transactions listed in Item 404 of Regulation S-K. Any such transaction may be approved alternatively by another independent body of the Board of Directors in accordance with NASDAQ Marketplace Rule 5630(a).

PROPOSAL NUMBER 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed Hein & Associates LLP to audit our annual financial statements for the year ending December 31, 2010. Hein & Associates LLP audited our financial statements for 2009.

        Representatives of Hein & Associates LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. These representatives also will be available to respond to appropriate questions.

        The proposal to ratify the appointment of Hein & Associates LLP will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

        The Board of Directors unanimously recommends that you vote FOR ratification of the appointment of Hein & Associates LLP. Proxies properly executed, dated and returned will be so voted unless contrary instructions are indicated on the proxy card.

 PRINCIPAL ACCOUNTING FEES AND SERVICES

        All of the services rendered to us by Hein & Associates LLP during 2009 were pre-approved by the Audit Committee. Hein & Associates LLP has provided services to us in the following categories and amounts:

	2009	2008
Audit Fees(1)	$117,420	$111,370
Audit Related Fees(2)	17,125	18,130
Tax Fees(3)	—	—
All Other Fees(4)	4,495	13,902

Total Fees	$139,040	$143,402

(1)
Audit Fees—These are fees for professional services performed by Hein & Associates LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Q filings, audit of internal control over our financial reporting, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)
Audit Related Fees—These are fees for assurance and related services performed by Hein & Associates LLP that are reasonably related to the performance of the audit or review of our financial statements. This includes employee benefit and compensation plan audits and attestations by Hein & Associates LLP that are not required by statute and consulting on financial accounting and reporting standards.

(3)
Tax Fees—These are fees for professional services performed by Hein & Associates LLP with respect to transferring tax information to RSM McGladrey, Inc., our tax advisory firm. There were no such fees paid in 2009 or 2008.

(4)
All Other Fees—These are fees for other permissible work performed by Hein & Associates LLP that does not meet the above category descriptions. In 2009 and 2008, these fees related to Audit Committee meetings and the annual meetings of stockholders.

 Pre-Approval Policy

        The Audit Committee's guidelines with respect to pre-approval of audit and non-audit services are summarized below.

  General

        The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the chairman of the Audit Committee. Any proposed service exceeding pre-approved cost levels requires specific pre-approval by the Audit Committee.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

  Audit Services

        The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

  Audit-related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.

  Tax Services

        The Audit Committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, we currently use another firm to provide most or all of these services.

  All Other Services

        The Audit Committee may grant pre-approval to those permissible non-audit services classified as "all other services" that it believes would not impair the independence of the auditor.

  Pre-Approval of Fee Levels

        Pre-approval of fee levels for all services to be provided by the independent auditor are established periodically by the Audit Committee. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

 PROPOSAL NUMBER 3—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

        At the 2010 Annual Meeting, Thomas Group stockholders will be asked to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within a range from one-for-two to one-for-five, with the exact ratio to be established by our Board of Directors in its sole discretion at the time it elects to effect the split. If this proposal is approved by our stockholders, our Board of Directors will have the authority to effect the reverse stock split at any time on or before December 31, 2010. In addition, notwithstanding approval of this proposal by our stockholders, our Board of Directors may in its sole discretion determine not to effect, and to abandon, the reverse stock split without further action by our stockholders.

        The text of the form of proposed amendment to our Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix A. Our Board of Directors has unanimously adopted a resolution setting forth this proposed amendment, has declared it advisable, and is submitting it to the stockholders for their approval. If our stockholders approve this proposal and our Board of Directors decides to implement the reverse stock split, we will file the proposed amendment with the Secretary of State of the State of Delaware, inserting the specific reverse stock split ratio within the authorized range, as then determined by our Board of Directors. The text of the amendment is subject to modification to include changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board of Directors may deem necessary or advisable to effect a reverse stock split.

        The reverse stock split, if implemented, would affect all issued and outstanding shares of our common stock, all shares held by us in treasury, and all outstanding equity awards and other rights to acquire our common stock. The reverse stock split would not reduce the total number of shares of common stock that Thomas Group is authorized to issue, and therefore upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued and outstanding or held in treasury would increase due to the reduction in the number of shares of common stock issued and outstanding or held in treasury. The Company has no current plans, proposals or arrangements to issue any of these authorized and unissued shares, other than shares previously reserved for issuance under our existing equity incentive plans that have been previously approved by our stockholders.

        The following table demonstrates the number of shares of common stock that would be authorized, issued, held in treasury, and outstanding following the effective date of a reverse stock split of the Company's common stock, at various potential exchange ratios within the authorized range.

	Common Stock Authorized	Common Stock Issued	Common Stock in Treasury	Common Stock Outstanding
Current (at April 27, 2010)	25,000,000	13,843,541	3,235,776	10,607,765
Assuming 1 for 2 reverse stock split	25,000,000	6,921,770	1,617,888	5,303,882
Assuming 1 for 3 reverse stock split	25,000,000	4,614,513	1,078,592	3,535,921
Assuming 1 for 4 reverse stock split	25,000,000	3,460,885	808,944	2,651,941
Assuming 1 for 5 reverse stock split	25,000,000	2,768,708	647,155	2,121,553

        Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

        Certain of our officers and directors have an interest in this reverse stock split as a result of their ownership of shares of Thomas Group common stock, as set forth below in the section titled "Security Ownership of Certain Beneficial Owners and Management."

Background and Potential for Nasdaq Delisting

        Our common stock is listed on The Nasdaq Capital Market under the symbol "TGIS." For our common stock to continue to be listed on The Nasdaq Capital Market, we must satisfy various listing maintenance standards specified in the Nasdaq Listing Rules. Among other things, our common stock generally must maintain a minimum bid price of at least $1.00 per share. In particular, if the closing bid price of shares of our common stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 180 calendar days following notification by Nasdaq, Nasdaq may delist our common stock from trading on The Nasdaq Capital Market.

        On September 16, 2009, while our common stock was listed on The Nasdaq Global Market, we were notified by The Nasdaq Stock Market that we were no longer in compliance with two requirements for continued listing on The Nasdaq Global Market: (i) the $1.00 per share minimum bid price requirement, and (ii) the $5,000,000 minimum market value of publicly held shares requirement. In accordance with applicable rules, Nasdaq provided us with cure periods to regain compliance with the $1.00 minimum bid price rule no later than March 15, 2010 and the minimum market value rule no later than December 15, 2009.

        Effective December 11, 2009, we voluntarily transferred the listing of our common stock from The Nasdaq Global Market to The Nasdaq Capital Market. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market but has somewhat relaxed continued listing requirements. While the Nasdaq Capital Market's $1,000,000 minimum market value requirement is lower than the $5,000,000 Nasdaq Global Market requirement, the $1.00 per share minimum bid price requirement is the same for both markets. As a result, while the transfer allowed us to comply with the applicable minimum market value requirement, the March 15, 2010 grace period deadline continued to apply for regaining compliance with the $1.00 per share minimum bid price requirement.

        On March 16, 2010, we were notified by The Nasdaq Stock Market that we had not regained compliance with the $1.00 per share minimum bid price requirement within the applicable grace period and that the Nasdaq Staff had determined to delist our common stock from The Nasdaq Capital Market. In response to the notification, on March 23, 2010, we filed a request for a hearing before a Nasdaq Listing Qualifications Panel to appeal the determination. This action automatically stayed the delisting of our common stock until the Panel issues its decision. At the hearing, which is set for April 29, 2010, we intend to present a plan to regain compliance with the Listing Rules. Our plan will include a reverse stock split of our common stock in a ratio necessary to achieve the required minimum bid price of $1.00 per share, provided that this Proposal No. 3 is approved by our stockholders.

        Under the Listing Rules, the Panel may, in its discretion, determine to continue our listing pursuant to an exception to the Listing Rules for a maximum of 180 calendar days from the date of the Nasdaq Staff's notification, or through September 13, 2010, to allow us additional time to comply with the Listing Rules. However, there can be no assurance that the Panel will do so or that we ultimately will be able to comply with the Listing Rules.

        If we are delisted from The Nasdaq Capital Market, our common stock may be traded over-the-counter on the OTC Bulletin Board or on the "pink sheets." These alternative markets, however, are generally considered to be less efficient than the Nasdaq Capital Market. Many over-the-counter stocks trade less frequently and in smaller volumes than securities traded on the Nasdaq markets, which would likely have a material adverse effect on the liquidity of our common stock. If our common stock is delisted from The Nasdaq Capital Market, there may be a limited market for our stock, trading in our stock may become more difficult and our share price could decrease even further. In addition, the trading of our common stock on over-the-counter markets will materially adversely affect our access to the capital markets and our ability to raise capital through alternative financing sources on terms acceptable to us or at all. Securities that trade over-the-counter are no longer eligible for margin loans, and a company trading over-the-counter cannot avail itself of federal preemption of state securities or "blue sky" laws, which adds substantial compliance costs to securities issuances, including those pursuant to employee option plans, stock purchase plans and private or public offerings of securities. If our securities are delisted and transferred to either the OTC Bulletin Board or the pink sheets, there may also be other negative implications, including the potential loss of confidence by suppliers, customers and employees.

        In addition, our common stock may become subject to penny stock rules. The SEC generally defines "penny stock" as an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. We are not currently subject to the penny stock rules because our common stock qualifies for an exception to the SEC's penny stock rules for companies that have an equity security that is quoted on The Nasdaq Stock Market. However, if we were delisted, our common stock would become subject to the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell our common stock. If our common stock were considered penny stock, the ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares in the secondary market would be limited and, as a result, the market liquidity for our common stock would be adversely affected. We cannot assure that trading in our securities will not be subject to these or other regulations in the future.

Reasons for the Reverse Stock Split

        Our Board of Directors believes that it is in the best interests of Thomas Group and our stockholders for our Board of Directors to obtain authority to effect a reverse stock split to reduce the number of shares of our common stock outstanding, and thereby attempt to proportionally increase the price of our common stock, for several reasons, including:

  •
  Potential for Regaining Compliance with Nasdaq Listing Standards.  The primary reason the reverse stock split is being proposed is to attempt to regain compliance of our common stock for listing on The Nasdaq Capital Market and avoid delisting. As described above, we are currently not in compliance with the Nasdaq Listing Rule that requires our common stock to maintain a minimum bid price of at least $1.00. Our Board of Directors believes that a reverse stock split will result in the market price of our common stock rising to the level necessary to satisfy this requirement for continued listing on The Nasdaq Capital Market. However, the closing bid price for our common stock may not remain equal to or in excess of $1.00 for a sufficient period of time to avoid delisting or to remain in compliance in the future. The market price of our common stock is also based on other factors in addition to the number of shares outstanding, including our future performance.

  •
  Potential Improvements in the Marketability of our Common Stock.  Our Board of Directors also believes that the increased market price of our common stock expected as a result of a reverse stock split could improve the marketability of our common stock and encourage interest and trading in our common stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, it should be noted that a reverse stock split would decrease the total number of shares outstanding, which probably will impact the liquidity of shares of our common stock. In addition, if a reverse stock split is implemented, holders of fewer than 100 shares of common stock after the reverse stock split is effected may be charged brokerage fees that are proportionately higher than holders of more than 100 shares of common stock. Our Board of Directors is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Effects of the Reverse Stock Split

        Reduction of Shares Held by Individual Stockholders.    After the effective time of the reverse stock split, each stockholder will own fewer shares of common stock. However, the reverse stock split will affect all stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that the reverse stock split results in any stockholders receiving cash in lieu of fractional shares, as described below. Proportionate voting rights and other rights of the holders of our common stock would not be affected by the reverse stock split, other than as a result of the payment of cash in lieu of fractional shares as described below. For example, a holder of 1% of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split). However, if the proposed reverse stock split is implemented, it will increase the number of stockholders who own "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the costs of transactions in even multiples of 100 shares.

        Reduction in Total Outstanding Shares.    The reverse stock split would reduce the total number of issued and outstanding shares of common stock from approximately 10,607,765 shares to a range of approximately 2,121,553 to 5,303,882 shares, depending on the exchange ratio determined by our Board of Directors.

        Reduction in Treasury Shares.    The reverse stock split would reduce the total number of shares of previously issued common stock held by us in treasury from approximately 3,235,776 shares to a range of approximately 647,155 to 1,617,888 shares, depending on the exchange ratio determined by our Board of Directors.

        No Reduction in Number of Authorized Shares.    The reverse stock split would not reduce the total number of shares of common stock that we are authorized to issue. Therefore, upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued and outstanding or held in treasury would increase due to the reduction in the number of shares of common stock issued and outstanding or held in treasury. We have no current plans, proposals or arrangements to issue any of these authorized and unissued shares, except for shares previously reserved for issuance under our existing employee and director equity plans.

        Change in Number and Exercise Price of Employee and Director Equity Awards.    The reverse stock split would reduce the number of shares of our common stock available and reserved for issuance under our employee and director equity plans in proportion to the exchange ratio of the reverse stock split. Under the terms of our outstanding equity awards, the reverse stock split would cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the reverse stock split and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards would be rounded to the nearest whole share and no cash payment would be made in respect of such rounding. Actual adjustments to outstanding equity awards held by employees and directors would be determined by the Compensation and Corporate Governance Committee of our Board of Directors.

        Regulatory Effects.    Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. If we are able to satisfy Nasdaq's listing retirements, including the $1.00 minimum bid price requirement, we expect that our common stock will continue to trade on The Nasdaq Capital Market under the symbol "TGIS" (although Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

        No Going Private Transaction.    Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act. In addition, the reverse stock split should not result in our common stock becoming eligible for termination of registration under the Exchange Act. This conclusion is based on (a) the fact that there were 73 registered holders of our common stock who held stock in their own name as of March 31, 2010, none of which held less than five shares, (b) there being approximately 1,100 additional shareholders who hold shares in street name, of which only approximately 31 own less than 5 shares, (c) the assumption that our stockholders will approve Proposal No. 3 authorizing a reverse stock split, (d) the assumption that our Board of Directors decides to implement a one-for-five reverse stock split, the maximum exchange ratio allowed under Proposal No. 3, and (e) the number of stockholders remaining after giving effect to the maximum reverse stock split allowed being more than 1,000. Thus, because a reverse stock split based on the maximum exchange ratio will not reduce our total number of record holders below 300, our common stock will not be eligible for termination of registration under the Exchange Act, and we will continue to comply with our public reporting obligations under the Exchange Act and be considered a "public" company.

Certain Risk Factors Associated with the Reverse Stock Split

        You should carefully consider the following risk factors that are associated with a reverse stock split. The risks described below are not the only ones that we face. For additional risks associated with our Company, including risks associated with the delisting of our common stock from The Nasdaq Capital Market, see Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009.

         Even if the reverse stock split is effected, there can be no assurance that we will regain or maintain compliance with the Nasdaq Listing Rule that requires a $1.00 minimum bid price over a sustained period of time.

        Our Board of Directors expects that a reverse stock split of our common stock will increase the market price of our common stock so that we are able to regain compliance with the Nasdaq minimum bid price listing standard. However, the effect of a reverse stock split on the market price of our common stock cannot be predicted with any certainty. To regain compliance with the Nasdaq Listing Rule relating to minimum bid price, the bid price of our common stock must close at $1.00 per share or more for a minimum of ten consecutive trading days. Even if the reverse stock split is effected, there is still a risk that the price of our common stock could subsequently decline to levels that would cause us to remain out of, or once again lose compliance with, this requirement. If we do not regain and maintain compliance with this continued listing requirement, our common stock will be subject to delisting from The Nasdaq Capital Market.

         A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following the reverse stock split.

        If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also continue to be based on our performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

         If the reverse stock split is effected, the resulting per-share stock price may not attract brokerage houses or institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the marketability and trading liquidity of our common stock may not improve.

        While our Board of Directors believes that a higher stock price may help generate investor interest and improve the marketability of our common stock, there can be no assurance that the reverse stock split will result in a per-share price that will attract brokerage houses or institutional investors or that such share price will satisfy the investing guidelines of brokerage houses or institutional investors. As a result, the marketability and trading liquidity of our common stock may not necessarily improve.

         The reduction in the number of shares outstanding may have an adverse impact on some stockholders who would own "odd lots" of shares following the reverse stock split, may be construed as having an anti-takeover effect and may adversely affect the liquidity of our common stock.

        If implemented, a reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of common stock, particularly as the ratio for the reverse stock split increases. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. The reduction in the number of shares outstanding would also result in an effective increase in the number of authorized but unissued shares of common stock, which may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Amended and Restated Certificate of Incorporation or Bylaws. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Board Discretion to Effect the Reverse Stock Split

        Our Board of Directors believes that stockholder approval of a reverse stock split ratio range (rather than an exact reverse stock split ratio) provides our Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split proposal, the reverse stock split would be effected, if at all, only upon a determination by our Board of Directors that the split is in the best interests of Thomas Group and our stockholders at that time. Such determination would be based upon certain factors, including our then current stock price, the existing and expected marketability and liquidity of our common stock, prevailing market conditions, the likely effect on the market price of our common stock and the desire to continue to meet the listing requirements for The Nasdaq Capital Market. In connection with any determination to effect the reverse stock split, our Board of Directors would set the timing for the split and select the specific ratio within the range. No further action on the part of our stockholders would be required to either implement or abandon the reverse stock split.

        If the proposal is approved by our stockholders, and our Board of Directors determines to implement the reverse stock split, we would communicate to the public additional details regarding the split, including the specific ratio our Board of Directors selects. If our Board of Directors does not implement the reverse stock split on or before December 31, 2010, the authority granted in this proposal to implement the reverse stock split will terminate. At any time prior to the effectiveness of the reverse stock split, our Board of Directors may abandon the reverse stock split if it determines in its sole discretion that this proposal is no longer in the best interests of our Company and our stockholders, notwithstanding authorization of the proposed amendment by the stockholders.

Effective Date

        The reverse stock split would become effective on the date of filing of the Certificate of Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date of the reverse stock split, not less than two and not more than five shares, as applicable, of common stock issued and outstanding immediately prior that effective date will be combined and converted, automatically and without any action on the part of the stockholders, into one share of common stock in accordance with the ratio of the reverse stock split determined by our Board of Directors within the limits set forth in this proposal.

Payment for Fractional Shares

        No fractional shares of common stock would be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share of common stock as a result of the reverse stock split instead will be entitled to receive a cash payment. The company's exchange agent will aggregate all fractional shares and sell them as soon as practicable after the effective date of the reverse stock split at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the exchange agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares. After completing the sale, holders of our common stock otherwise entitled to fractional shares will receive a cash payment from the exchange agent in an amount equal to their pro rata share of the total net proceeds of that sale. No transaction costs will be assessed on that sale. However, the proceeds will be subject to federal income tax as discussed below under "Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split." Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date of receipt of payment for the cashed-out fractional shares.

        The cash payment will be issued to the holder in the form of a check in accordance with the exchange procedures outlined under "Exchange of Stock Certificates" below.

        After the reverse stock split, stockholders will have no further interest in our company with respect to the cashed-out fractional shares. A stockholder otherwise entitled to fractional shares will not have any voting, dividend or other rights with respect to the fractional shares except the right to receive payment as described above. Holders of less than five shares (if the Company were to implement a one-for-five reverse stock split) would be eliminated as a result of the payment of cash in lieu of any fractional share interest. The exact number of stockholders that would be eliminated as a result of the payment of cash in lieu of the issuance of any fractional share interests will depend on the reverse stock split ratio and the number of stockholders that hold a number of shares less than the reverse stock split ratio.

Exchange of Stock Certificates

        Shortly after the effective date of the reverse stock split, each holder of an outstanding certificate theretofore representing shares of our common stock will receive from Computershare, our exchange agent for the reverse stock split, instructions for the surrender of the certificate to the exchange agent. The instructions will include a form of transmittal letter to be completed and returned to the exchange agent. As soon as practicable after the surrender to the exchange agent of any certificate that prior to the reverse stock split represented shares of our common stock, together with a duly executed transmittal letter and any other documents the exchange agent may specify, the exchange agent shall deliver to the person in whose name the certificate had been issued certificates registered in the name of that person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share interest. Each certificate representing shares of common stock issued in connection with the reverse stock split will continue to bear any legends restricting the transfer of the shares that were borne by the surrendered certificates representing the shares of common stock. Until surrendered as contemplated herein, each certificate which immediately prior to the reverse stock split represented any shares of common stock shall be deemed at and after the reverse stock split to represent the number of full shares of common stock contemplated by the preceding sentence. Stockholders who currently have certificates may elect to become book-entry stockholders after the reverse stock split by following the instructions received from Computershare.

        No service charges, brokerage commissions or transfer taxes will be payable by any holder of any certificate which prior to approval of the reverse stock split represented any shares of common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it will be a condition of the issuance that (i) the person requesting the issuance shall pay to us any transfer taxes payable by reason thereof (or prior to transfer of the certificate, if any) or establish to our satisfaction that the taxes have been paid or are not payable, (ii) the transfer shall comply with all applicable federal and state securities laws, and (iii) the surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

        Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

        We intend to treat stockholders holding our common stock in "street name," through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and you have any questions in this regard, we encourage you to contact your nominee.

No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to the certificate of incorporation to effect the reverse stock split.

Accounting Consequences

        The par value of our common stock would remain unchanged at $0.01 per share following the reverse stock split. As a result, as of the effective time of the reverse stock split, the stated capital attributable to our common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio selected by our Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding. The impact of the reverse stock split will be applied to our financial statements retrospectively. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split, and does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reverse stock split. The summary assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as "capital assets" as defined in the Internal Revenue Code of 1986, as amended, referred to as the Code, which generally means property held for investment. It does not address stockholders subject to special rules, such as non-U.S. stockholders, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect the mark-to-market method of accounting, mutual funds, S corporations, partnerships or other pass-through entities, U.S. persons with a functional currency other than the U.S. dollar, stockholders who hold the pre-reverse stock split shares as part of a straddle, hedge, integration, constructive sale or conversion transaction, stockholders who hold the pre-reverse stock split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change, possibly with retroactive effect. It does not address tax considerations under state, local, non-U.S., and non-income tax laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split.

        The reverse stock split is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. Assuming the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore, excluding any portion of the holder's basis allocated to fractional shares, and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

        A holder of the pre-reverse stock split shares who receives cash in lieu of a fractional share interest in the post-reverse stock split shares generally will be treated as if the fractional share were issued and then immediately redeemed for cash. Such holder will recognize gain or loss equal to the difference between the cash received and the portion of the tax basis of the pre-reverse stock split shares allocated to the fractional share interest. This gain or loss will be a capital gain or loss, and will be long term capital gain or loss if the pre-reverse stock split shares were held for more than one year, and short term capital gain or loss if the shares were held for one year or less, as of the effective date.

        Information reporting and backup withholding at a current rate of 28% may apply to any cash payments to a non-corporate stockholder in lieu of a fractional share interest in the post-reverse stock split shares, unless a correct taxpayer identification number is furnished and such stockholder certifies that it is not subject to backup withholding on the substitute form W-9 or successor form included in the letter of transmittal or is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such stockholder's U.S. federal income tax liability if the required information is furnished to the Internal Revenue Service.

        Tax matters are complicated, and the tax consequences of the reverse stock split depend upon the particular circumstances of each stockholder. Accordingly, each stockholder is advised to consult his or her tax advisor with respect to all of the potential tax consequences to him or her of a reverse stock split.

 Required Vote and Recommendation of the Board of Directors

        The affirmative vote of a majority of the outstanding shares of common stock of the Company is necessary to approve this proposal.

        Our Board of Directors unanimously recommends that you vote FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation that would permit our Board of Directors to effect, in its discretion, a reverse stock split of our common stock at a ratio within a range from one-for-two to one-for-five at any time on or before December 31, 2010.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee is appointed by the Board of Directors and operates pursuant to a formal written charter that was amended and restated by the Board of Directors in February 2009. The Audit Committee charter provides that the Audit Committee shall have at least three directors, all of whom are independent as defined by the rules and regulations of the Securities and Exchange Commission and the rules of The NASDAQ Stock Market. The Audit Committee currently has four members. The Board of Directors has determined that each of the members of the Audit Committee, Gen. Chain and Messrs. Evans, Gardner and Mathis, is independent. In addition, the Board of Directors has determined that Mr. Gardner is an "audit committee financial expert" as such term is defined by the rules and regulations of the Securities and Exchange Commission.

        The Audit Committee reviews the company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, internal controls and the quality and integrity of the reporting process. The company's independent auditors are responsible for conducting an audit, and based on that audit, expressing an opinion on the company's consolidated financial statements.

        In this context, the Audit Committee has reviewed the audited consolidated financial statements and the quarterly condensed consolidated financial statements for 2009, and has discussed the financial statements with management and Hein & Associates LLP, the company's independent registered public accounting firm. The Audit Committee has discussed with Hein & Associates LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received from Hein & Associates LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Hein & Associates LLP its independence from the company and its management. Additionally, the Audit Committee has selected Hein & Associates LLP for the audit of the 2010 financial statements.

        The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or its responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the company's independent auditors included in their report on the company's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that the company's independent accountants are in fact "independent."

        Based on the Audit Committee's discussions with management and Hein & Associates LLP, the Audit Committee's review of the representations of management, and the report of Hein & Associates LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2009.

Respectfully submitted,
Audit Committee
Dorsey R. Gardner, Chairman John T. Chain, Jr. Edward P. Evans David B. Mathis

        Pursuant to SEC rules, the foregoing Audit Committee Report is not deemed "filed" with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.

 STOCKHOLDER PROPOSALS AND ADVANCE NOTICE PROCEDURES

        In order for stockholder proposals to receive consideration for inclusion in our proxy statement for our annual meeting of stockholders to take place in 2011, such proposals must be written, must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, and must be received at our offices at 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas, 75039-3714, Attention: Secretary, by January 12, 2011.

        Our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals (other than through inclusion in the proxy statement) and nominations of individuals for election to the Board of Directors. In general, notice of a director nomination for an annual meeting must be received by us not less than 30 but not more than 60 days before the date of the meeting and must contain specified information and conform to certain requirements, as set forth in the Bylaws. We expect to hold our 2011 annual meeting on or about June 22, 2011. If you wish to submit a stockholder proposal at the annual meeting, other than through inclusion in the proxy statement, you must notify us prior to March 24, 2011. If you do not notify us of your proposal by that date, we will exercise our discretionary voting power on that proposal.

        In addition, if you submit a proposal outside of Rule 14a-8 of the Securities Exchange Act of 1934 for the 2011 annual meeting, and the proposal fails to comply with the advance notice procedure prescribed by our Bylaws, then our proxy or proxies may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal.

OTHER MATTERS

        The Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which includes financial statements, accompanies this proxy statement and is available free of charge for viewing or printing at www.edocumentview.com/TGIS. The Annual Report does not form a part of this proxy statement or the materials for the solicitation of proxies to be voted at the annual meeting.

        A copy of our Annual Report on Form 10-K will be furnished at no charge to each person to whom a proxy statement is delivered upon receipt of a written request of such person addressed to Thomas Group, Inc., 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas 75039-3714, telephone (972) 869-3400. We also will furnish our Annual Report on Form 10-K to any "beneficial owner" of such securities at no charge upon receipt of a written request, addressed to us, containing a good faith representation that, at the record date, such person was a beneficial owner of our securities entitled to vote at the annual meeting. Copies of any exhibit to the Annual Report on Form 10-K will be furnished upon the payment of a reasonable fee.

        Our Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the annual meeting. However, if any other proper items of business should come before the annual meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

        Information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

By Order of the Board of Directors,
Michael E. McGrath Executive Chairman, President and Chief Executive Officer
Irving, Texas April , 2010

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THOMAS GROUP, INC.

        Thomas Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

        FIRST:    The name of the Corporation is Thomas Group, Inc.

        SECOND:    Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation").

        THIRD:    The terms and provisions of this Certificate of Amendment (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein, and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

        FOURTH:    Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended by adding a new Section 3 thereof as follows:

        "3. Reverse Split.    Effective at 6:01 p.m., Eastern Time, on the date of filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each [                    ] shares of Common Stock held of record as of the Effective Time or held in the Corporation's treasury as of the Effective Time (collectively, the "Old Common Stock") shall be automatically reclassified and converted, without further action on the part of the holder thereof, into one share of Common Stock. No fractional share of Common Stock shall be issued to any holder of record of Old Common Stock upon such reclassification and conversion. From and after the Effective Time, such holder shall have no further interest as a stockholder in respect of any such fractional share and, in lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Computershare, the transfer agent, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

        Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall be issued, upon surrender of such certificate, a new certificate or certificates representing the appropriate number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

        Nothing contained in this Section 3 is intended to amend or modify Sections 1 or 2 of this Article Fourth."

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by its Secretary this      day of            , 2010.

THOMAS GROUP, INC.
By:
Name:
Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 016QYA 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card + 01 - John T. Chain, Jr. 02 - Edward P. Evans 03 - Dorsey R. Gardner 04 - David B. Mathis 05 - Michael E. McGrath Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Proposal to elect five Directors, Nominees: For Against Abstain 2. Proposal to ratify the appointment of Hein & Associates LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year 2010. 01 02 03 04 05 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This Proxy will be voted at the Annual Meeting or any adjournment or postponement thereof as specified. For Against Abstain 3. Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to permit the Company’s Board of Directors to effect, in its discretion, a reverse stock split of the Company’s common stock at a ratio within a range from one-fortwo to one-for-five at any time on or before December 31, 2010. 0 2 5 5 9 7 2

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Michael McGrath and Frank Tilley, and each of them with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Thomas Group, Inc. (the “Company”) to be held on Monday, June 21, 2010, at the principal executive offices of the Company, located at 5221 N. O’Connor Boulevard, Suite 500, Irving, Texas at 10:00 A.M., Central Time, and any and all adjournments or postponements thereof, including (without limiting the generality of the foregoing) to vote and act as stated on the reverse side. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE. You can access, view and download this year’s Annual Report on Form 10-K and Proxy Statement at www.edocumentview.com/TGIS. Please complete, date, sign and mail this Proxy promptly in the enclosed envelope. No postage is required for mailing in the United States. SEE REVERSE SIDE . Proxy — THOMAS GROUP, INC.